Exhibit 10.2

May 1, 2015

EnerJex Resources, Inc., et al.

4040 Broadway, Suite 508

San Antonio, Texas 78209

Attention: Robert G. Watson, Jr.

Re:	Letter Agreement regarding Amended and Restated Credit Agreement dated as of October 3, 2011, as amended by that certain First Amendment thereto dated as of December 14, 2011, that certain Second Amendment thereto dated as of August 31, 2012, that certain Third Amendment thereto dated as of November 2, 2012, that certain Fourth Amendment thereto dated as of January 24, 2013, that certain Fifth Amendment thereto dated as of September 30, 2013, that certain Sixth Amendment thereto dated as of November 19, 2013, that certain Seventh Amendment thereto dated as of June 16, 2014, that certain Eighth Amendment dated August 13, 2014 and that certain Ninth Amendment dated April 29, 2015 (“Ninth Amendment”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among EnerJex Resources, Inc. and the other Borrowers party hereto and to the Credit Agreement (“you” or together with the other Borrowers, collectively, “Borrowers”), the lenders party to the Credit Agreement from time to time (the “Lenders”) and Texas Capital Bank, N.A., as administrative agent for itself and the other Lenders under the Credit Agreement (in such capacity and together with its designated affiliates, “Texas Capital Bank”, “we” “our” or “us”)

Dear Mr. Watson:

The purpose of this Letter Agreement is to set forth our mutual understanding as to certain deposits that will be maintained with Texas Capital Bank.

Pursuant to Section IX.B. of the Ninth Amendment, Parent and the other Borrowers are required to maintain with Texas Capital Bank certain proceeds derived from any Potential Issuance, as such term is defined in the Ninth Amendment. Parent and the other Borrowers have determined that an amount of up to $1,000,000 in the aggregate of such proceeds from any Potential Issuance or any other such issuances consummated prior to the date of this Letter Agreement must: (1) remain unencumbered by any Liens under the Loan Documents through and including November 1, 2015 and (2) request a waiver of the provisions under Section 7.06 of the Credit Agreement which prohibits Borrowers from making Restricted Payments under certain circumstances, including during the existence of an Event of Default, in each case, to allow Parent and/or the other Borrowers to declare and pay dividends that become due and payable under the equity interests issued under any Potential Issuance or any other such issuances consummated prior to the date of this Letter Agreement.

EnerJex Resources, Inc., et al.

May 1, 2015

Administrative Agent and the Banks hereby (1) agree that, notwithstanding anything to the contrary in any Loan Document, proceeds of up to $1,000,000 in the aggregate received by Parent and/or the other Borrowers from any Potential Issuance or any other such issuances consummated prior to the date of this Letter Agreement solely for the period following the date of this Letter Agreement through, and including, November 1, 2015 shall not be subject to the Liens under the Loan Documents or Liens arising from applicable law and (2) waive the prohibition against making Restricted Payments under Section 7.06 of the Credit Agreement, solely, in each case, to permit the Parent and/or the other Borrowers to pay any dividends as Restricted Payments that become due and payable to the holders of any equity interest issued pursuant to any Potential Issuance or any other such issuances consummated prior to the date of this Letter Agreement, as expressly provided in clause (1) above. The Loan Documents are hereby deemed modified to give effect to the terms of this Letter Agreement.

The agreement and waiver set forth above in this Letter Agreement shall not be considered an admission or agreement that any other modifications are contemplated by the Administrative Agent or the Banks in any Loan Document or establish any course of dealing among Administrative Agent, Banks and Borrower with regard to future waivers, agreements or amendments. This Letter Agreement should not be construed as an indication that Administrative Agent or Banks would be willing to agree to any future modifications to any of the terms of the Credit Agreement or other Loan Documents, or any waiver of any Events of Default or Defaults that may exist or occur thereunder. Except as otherwise expressly provided in this Letter Agreement, neither the Credit Agreement nor the Loan Documents are amended or otherwise modified and such Loan Documents shall continue in full force and effect.

Please acknowledge your agreement with the foregoing by executing in the space below, and delivering to us, an executed counterpart of this Letter Agreement no later than 5:00 p.m. Central time, on May 1, 2015 (which may be by facsimile or electronic transmission).

[Signature pages follow]

EnerJex Resources, Inc., et al.

May 1, 2015

Very truly yours,

TEXAS CAPITAL BANK, N.A.,
As Administrative Agent

By:
Name:
Title:

BANKS:

TEXAS CAPITAL BANK, N.A.

By:
Name:
Title:

IBERIABANK

By:
Name:
Title:

Agreed and Accepted:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

EnerJex Resources, Inc., et al.

May 1, 2015

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK RAVEN ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

– and –

ADENA, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer